Exhibit 10.23

June 10, 1996

North Atlantic Trading Company, Inc.
c/o Drake, Goodwin & Graham
1301 Avenue of the Americas
7th Floor

New York, New York 10019

Gentlemen:

Reference is made to the three Amended and Restated Distribution and License Agreements (collectively, the “Agreements”) each dated as of November 30, 1992 between us relating to the distribution of Zig Zag cigarette paper booklets in the United States, in Canada and in Hong Kong and certain other territories, as amended by agreement dated March 31, 1993. This will confirm our agreement to amend the Agreements further, as follows:

1.          The third sentence of Section 3(b) of each of the Agreements is hereby amended by deleting the date “December 31, 1998” and substituting in lieu thereof the date “December 31, 2001.”

2.          The first sentence of Section 3(c) of each of the Agreements is hereby amended by deleting the date “December 31, 1998” and substituting in lieu thereof the date “December 31, 2001.”

3.          The first sentence of Section 3(d) of each of the Agreements is hereby amended by deleting the date “December 31, 1998” and substituting in lieu thereof the date “December 31, 2001.”

4.          Each of us represents and warrants to the other that this amendment has been duly authorized by all necessary corporate action and that any consents required by either party in connection with this amendment have been obtained by such party.

5.          Except as modified by this amendment, the terms and provisions of each of the Agreements shall remain in full force and effect.

If the foregoing accurately reflects our understanding, please countersign where indicated below.

Very truly yours,

BOLLORE TECHNOLOGIES S.A.

By:	/s/
Name:
Title:

Agreed to:

NORTH ATLANTIC TRADING COMPANY, INC.

By:	/s/ Mark R. Graham
Name: Mark R. Graham
Title:

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